                                                                  Exhibit 10j










                              AMERITECH CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                         ------------------------------

           (As Amended and Restated Effective as of February 1, 1998)

                              AMERITECH CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                         ------------------------------

           (As Amended and Restated Effective as of February 1, 1998)

                                TABLE OF CONTENTS

    SECTION                                                        PAGE
    -------                                                        ----
       1         The Plan                                            1
                          Purpose                                    1
                          Effective Date                             1

       2         Administration                                      1
                          Committee                                  1
                          Powers and Authority                       1
                          Award Prices                               1
                          Change in Control                          2

       3         Shares Subject to the Plan                          3
                          Maximum Shares Available for Delivery      3
                          Other Share Limits                         4
                          Adjustments for Corporate Transactions     4

       4         Types of Awards                                     5
                          General                                    5
                          Stock Option                               5
                          Stock Appreciation Rights                  5
                          Stock Award                                5
                          Dividends and Dividend Equivalents         5

       5         Award Settlements and Payments                      6

       6         Plan Amendment and Termination                      6
                          Amendments                                 6
                          Plan Suspensions and Termination           6

       7         Miscellaneous                                       6
                          No Individual Rights                       6
                          Binding Arbitration                        6
                          Unfunded Plan                              6
                          Other Benefit and Compensation Programs    7
                          No Fractional Shares                       7

                              AMERITECH CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                         ------------------------------

           (As Amended and Restated Effective as of February 1, 1998)

1.       The Plan

a) Purpose. The purpose of this Long-Term Stock Incentive Plan (the "Plan") is to promote the longer-term financial success of Ameritech Corporation (the "Company") by providing a means to attract, retain and reward individuals who can and do contribute to such success. By using stock-based compensation, the recipients of awards under the Plan will further identify their interests with those of the Company's shareowners.

b) Effective Date. To serve this purpose, the Plan will become effective upon its approval by the affirmative vote of a majority of the shares present or represented by proxy at the Company's 1997 Annual Meeting of Shareowners, and was so approved at such meeting.

2.       Administration

a) Committee. The Plan shall be administered by a Committee, appointed by the Board of Directors of the Company, which shall consist of no less than three of its members, all of whom shall not be employees of the Company (the "Committee"); provided, however, that the Board of Directors of the Company may assume, at its sole discretion, administration of the Plan.

b) Powers and Authority. The Committee's powers and authority include, but are not limited to, selecting individuals from among employees of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, and from among the members of the Board of Directors of the Company, to receive awards under the Plan; determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; permitting transferability of awards to third parties; interpreting the Plan's provisions; and administering the Plan in a manner that is consistent with its purpose.

c) Award Prices. For Plan purposes, all stock options and stock appreciation rights shall have an exercise price which shall reflect the average traded price of a share of the common stock of the Company, par value $1.00 ("Share") on the applicable date as determined by the Committee, or if Shares are not traded on such date, the average price on the next preceding day on which such stock is traded. The applicable date shall be the date on which the award is granted, except that the Committee may provide that the applicable date may be: (i) the day on which an award recipient was hired, promoted or such similar singular event occurred, provided that the grant of such award occurs within 90 days following such applicable date; or (ii) in the case of a stock option or stock appreciation right granted retroactively in tandem with or as a substitution for another previously granted stock option or stock appreciation right, the applicable date for such prior award. The above notwithstanding, the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for the grant of a new award with a lower per Share exercise price.

d) Change in Control. The Committee may provide that any or all awards contain provisions which contemplate a "Change in Control" due to either a change in the beneficial ownership of the Company's voting stock or in the composition of the Company's Board of Directors. For all Plan purposes, a Change in Control shall be deemed to occur, unless the Board of Directors determines otherwise prior to such Change in Control occurring, when:

         (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

                  (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or

                  (B) the Participant or any other person acting in concert with the Participant;

                  is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (i) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

         (ii) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (ii) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

         (iii) during any period of 12 consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (iv) the stockholders of the Company approve a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other company other than:

                  (A) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 55% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

                  (B) a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least a majority of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of paragraph (iv) above, the phrase "surviving entity" shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include (1) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or paragraph (iv) above, or (2) any director who was not a director at the beginning of the 12-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors who were directors before the beginning of such period.

3.       Shares Subject to the Plan

a) Maximum Shares Available for Delivery. Subject to Section 3(c), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of:

         (i)      40,000,000(1);
         (ii) any Shares available for future awards under the Company's 1989 Long-Term Incentive Plan as of the effective date of this Plan; and

--------
(1) Share amount has been adjusted to reflect the two-for-one stock split which occurred on December 31, 1997.

         (iii) any Shares that represent awards granted under any prior plan of the Company which are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company.

In addition, any Shares granted under the Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan, which are forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a stock option under this Plan or any stock plan of the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, any Shares delivered under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available pursuant to this Section 3(a).

b) Other Share Limits. Subject to Section 3(c), the following additional Share maximums are imposed under the Plan. The maximum number of Shares that may be covered by stock options intended to comply with Section 422 of the Internal Revenue Code ("incentive stock options:) shall be 40,000,000. The maximum number of Shares that may be issued in conjunction with awards granted pursuant to
Section 4(d) shall be 14,000,000. The maximum number of Shares that may be covered by awards granted to any one individual shall be 5,000,000 over any consecutive five-year period.(2)

c) Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction will include, but is not limited to, any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be awarded under the Plan pursuant to Sections 3(a) and 3(b); (ii) the number and kind of share subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights.

4.       Types of Awards

---------
(2) Share amounts have been adjusted to reflect the two-for-one stock split which occurred on December 31, 1997.

a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to Section 2(c), an award may be granted as an alternative to or replacement of an existing award or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the plan include:

b) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than that required by Section 2(c). A stock option may be in the form of an incentive stock option or in a form which does not qualify for federal tax treatment as an incentive stock option. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above.

c) Stock Appreciation Rights. A stock appreciation right is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation rights being exercised.

d) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of cash generation targets, profit and revenue targets, profitability targets as measured by return ratios, and/or shareholder returns. The Committee may designate a single criterion or multiple criteria for performance measurement purposes with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

e) Dividends and Dividend Equivalents. An award may contain the right to receive dividends or dividend equivalent payments which may be either paid currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. The performance goals that may be used by the Committee for such dividends or dividend equivalent award payments shall consist of cash generation targets, profit and revenue targets, profitability targets as measured by return ratios, shareholder returns and/or an increase in the Company stock value after the date of the related grant.

5.       Award Settlements and Payments

Awards may be settled through cash payments, the delivery of Shares, the granting of awards or any combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents.

6.       Plan Amendment and Termination

a) Amendments. The Company's Board of Directors may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose provided, however, that (i) the Share limitations set forth in Sections 3(a) and 3(b) cannot be increased and (ii) the minimum stock option and stock appreciation right exercise prices set forth in Section 2(c) cannot be changed, unless such a change is properly approved by the Company's shareowners.

b) Plan Suspensions and Termination. The Board of Directors of the Company may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award.

7.       Miscellaneous

a) No Individual Rights. No person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

b) Binding Arbitration. Any dispute or disagreement regarding participation and/or an award recipient's rights under the Plan shall be settled solely by binding arbitration in accordance with the applicable rules of the American Arbitration Association.

c) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

d) Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate.

e) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.